UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026

STARK NOVUS FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 202-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2026, the Compensation Committee of the Board of Directors of Stark Novus Financial Inc., a Delaware corporation (the “Company”) approved the following changes to the compensation of Alexander Matina, the Company’s Chief Executive Officer, each effective September 1, 2026: (i) Mr. Matina’s annual base salary was increased from $415,000 to $451,750; (ii) the annual grant of restricted stock units to be made to Mr. Matina on or about the first trading day of 2027 and for each calendar year thereafter was increased from $50,000 to $63,250 in fair market value (such grant will otherwise have the same terms as previously in effect, including vesting in two substantially equal installments on the first and second anniversaries of the grant date, subject to acceleration upon a change in control and continued employment through each vesting date), including a pro-rated portion for the balance of 2026 (with vesting to commence on the first and second anniversaries of September 1, 2026); and (iii) Mr. Matina will receive a one-time cash bonus of $120,000, payable on September 1, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARK NOVUS FINANCIAL INC.

	By:	/s/ Andrew Sole
	Name:	Andrew Sole
Date: September 1, 2026	Title:	Chairman of the Board